SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore

(State or Other Jurisdiction of Incorporation)

0-23354	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

36 Robinson Road, #18-01, City House, Singapore	068877

(Address of Principal Executive Offices)	(Zip Code)

(65) 299-8888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On November 26, 2003, Flextronics International Ltd. (“Flextronics”) issued a press release announcing that a full settlement has been reached in the lawsuit between Beckman Coulter and Flextronics. The settlement includes an agreement whereby Flextronics will pay $23 million to Beckman Coulter to completely resolve this matter. A copy of the press release is filed as Exhibit 99.01 to this report and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

          The following exhibits are filed herewith:

Exhibit No.	Exhibit Title

99.01	Press Release, dated November 26, 2003, issued by Flextronics International Ltd.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: December 1, 2003	By:	/s/ Robert R. B. Dykes

Robert R. B. Dykes
President, Systems Group and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.01	Press Release, dated November 26, 2003, issued by Flextronics International Ltd.